UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 12, 2012

CHINA INTELLIGENCE INFORMATION SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

Nevada	333-131017	98-0509797
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

11th Floor No.11 Building, Shuntai Square, No.2000 Shunhua Rd, High-tech Industrial Development Zone, Jinan, China 250101
(Address of principal executive offices)

86-531-55585742 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information provided in Item 3.02 below is incorporated herein by reference.

Item 3.02.  Unregistered Sales of Equity Securities

On March 12, 2012, China Intelligence Information Systems, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Agreement”) with Fenghua Fan. Pursuant to the Agreement, the Company sold 4,880,000 shares of common stock at a purchase price of $0.39 per share for at total of $1,903,200. On the closing date of the Agreement, which shall be no later than March 30, 2012, the Company shall delivery 4,880,000 shares of common stock to Fenghua Fan, and Fenghua Fan shall pay $1,903,200 (or RMB equivalent at exchange rate of 1:6.30517), in two installments that the first $951,600 on March 15, 2012 and the second $951,600 on March 22, 2012, to the Company.

The Company paid no underwriting discounts or commissions. A copy of the form of stock purchase agreement is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference. These issuances are granted based on exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”), and applicable state laws pursuant to Section 4(2) of the Securities Act and Regulation D.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Stock Purchase Agreement between China Intelligence Information Systems, Inc. and Fenghua Fan dated March 12, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA INTELLIGENCE INFORMATION SYSTEM, INC.

	By:	/s/ Kunwu Li
Dated: March 16, 2012		Kunwu Li, Chief Executive Officer